EXECUTIVE HEALTH PLAN

The Executive Health Plan will provide you and your eligible family members with nearly 100% medical and dental coverage. The Plan covers those expenses of a medical nature, as listed in Section V on pages 2-3, that you or your covered family members incur. Since a benefit program such as the Executive Health Plan can be subject to abuse, Ralston Purina Company (the Company) relies on your integrity to use this program judiciously.

I.          DEFINITIONS

A. "Covered expenses" are expenses incurred for medical, dental, vision care services and supplies. This includes usual and customary charges in conjunction with diagnosis, cure, mitigation or treatment of a sickness, injury or preventative treatment associated with an illness. (A usual and customary allowance is the fee most frequently charged for a similar service or supply in a geographic area. The fees are updated on a regular basis to adjust for changes.)

B. "Covered Individual" is an employee or a dependent of an employee covered under this Plan.

C. A "dependent" of an employee is eligible for coverage under this Plan and is:

1. A person defined in the Purina Comprehensive Health Plan and Well-Med as dependent of a covered employee. This includes your spouse and unmarried children under 19 years of age. "Children" means your own children, children who have been legally adopted by you or who have been placed with you for adoption, foster children, or stepchildren living in your household, dependent upon you for principal support, and

(a)          related  to  you  by  blood  or  marriage,
(b)          under  your  legal  guardianship;  or
(c)          for  whom you have a legal obligation for total or partial support.

2. A full-time, unmarried student who is a dependent of a covered employee regardless of age, provided the student is enrolled in an accredited educational institution, and receives primary support from the covered employee or from a covered surviving spouse.

3. A former spouse of an employee provided the divorce decree became final after April 1, 1977, and the former spouse was covered as a dependant under this Plan prior to the divorce.

4. A surviving spouse and dependents of an employee who died on or after July 21, 1988, and who at the time of death had a minimum of two years of service with the Company.

D.          "Family  Unit"  is  the  covered  employee  and  covered dependents.

E. "Retired Employee" is a Corporate Officer of the Company who retired between January 1, 1979, and July 31, 1980, and who at the time of retirement was not eligible for coverage under the Plan as a retired employee, or an employee covered under this Plan who retired or terminated after age 55 with at least two years of continuous service, or who was terminated involuntarily after attaining a combination of age and years of service totaling at least 80, or who is designated by the Chief Executive Officer of Ralston Purina Company as eligible to participate in this Plan as a retiree.

II.          ELIGIBILITY

The  class  of  employees  eligible  for  coverage  under this Plan consists of:

* Chairman of the Board, Chief Executive Officer, President, any corporate Vice President, Secretary, Treasurer of Ralston;

* Chairman of the Board, Chief Executive Officer, President and any corporate Vice President of EBC and any other affiliate designated by a Chief Executive Officer of Ralston.

* Vice Presidents of administrative or operating divisions of Ralston (appointed by a Chief Executive Officer of Ralston);

*          Any  other person designated by a Chief Executive Officer of Ralston;

* If presently employed by the Company or one of its controlled affiliates, former Vice Presidents of administrative and operating divisions of the Company, and former Chairmen of the Board, Chief Executive Officers, Presidents and Corporate Vice Presidents of a participating controlled affiliate.

Actively employed executives who are eligible must participate in the Purina Comprehensive Health Plan or Well-Med as a prerequisite for Executive Health Plan participation. Individuals employed by a foreign affiliate of the Company who are not U.S. citizens and who are designated as a participant in this Plan must be covered by the available overseas health coverage or Purina Comprehensive Plan or Well-Med as a prerequisite for Executive Health Plan participation.

III.          CONTRIBUTIONS

Active employees are not required to pay contributions for their Executive Health Plan coverage or that of their dependents. However, they are required to pay contributions for the Comprehensive and Well-Med coverage.

Retirees must contribute the rate being charged for high option retiree coverage under the Purina Comprehensive Health Plan if they participate in the Executive Health Plan but are ineligible to participate in the Purina Comprehensive Health
Plan.    (Contact  the  Employee  Benefits  Department  for  current  rates.)

The surviving spouse of an executive who dies prior to retirement must pay premiums equal to those being charged to active employees participating in the Purina Comprehensive Health Plan or Well-Med, until the date on which the deceased executive would have been 65 years old. A surviving dependent child who continues to meet the eligibility requirements for this Plan is also subject to those same contribution requirements.

IV.          EFFECTIVE  DATE  OF  COVERAGE

The coverage of an employee and his/her eligible dependent(s) will become effective on the employee's entry or re-entry date into an eligible class.

V.          BENEFITS  PAYABLE

The benefits payable under this Plan are the covered expenses incurred for medical, dental and vision care expenses defined in Section 213(e) of the Internal Revenue Code as amended and in Internal Revenue Service Regulation 1.213-1 as amended.

Examples of expenses which may be considered covered expenses are expenses incurred for the following medical, dental or vision care, services and supplies:



*  Ambulance                                  *  Artificial limbs
*  Chiropodists                               *  Chiropractors
*  Crutches                                   *  Diagnostic services
*  Doctors                                    *  Hospital Care-room and board
*  Laboratory services                        *  Physicians
*  Nurses services rendered by                *  Prescription drugs
   a Registered Nurse,
   Licenses Practical Nurse, or
   a Practical Nurse if an RN
   or LPN is not available
   (including nurses' room and
   board paid by the employee)
*  Osteopaths                                 *  Psychiatrists
*  Podiatrists                                *  Surgeons
*  Special medical equipment                  *  Therapy
*  Special food or beverages                  *  X-ray services
   prescribed for the treatment
   of an illness
*  Eye Care                                   *  Dental care
*  Guide dogs for the blind and               *  Psychologists
   deaf
*  Transportation expenses for medical care

Claims for expenses incurred in making a capital expenditure or improvement to real estate must be approved by the Company in advance of such expenditure.

VI.          MAXIMUM  BENEFIT  FOR  AN  ACTIVE  EMPLOYEE'S  FAMILY  UNIT

A. The maximum calendar-year benefit payable to an active employee, his/her spouse and his/her dependents from the Executive Health Plan is $35,000 for the family unit as a whole.

B. A surviving spouse and/or dependents of an active executive who meet the criteria under Section (I)(C)(4) will be entitled to coverage limits equal to those provided in the Purina Comprehensive Health Plan or Well-Med, in addition to the annual maximum coverage limits affected in this Plan.

VII.          MAXIMUM  BENEFIT  FOR  A  RETIRED  EMPLOYEE'S  FAMILY  UNIT

A. The maximum calendar-year benefit payable to a retired employee and his/her surviving dependents is $35,000 for the family unit as a whole. This maximum calendar-year benefit is in addition to the $750,000 lifetime maximum from the underlying coverage of the Purina Comprehensive Health Plan or Well-Med for retirees. Executives who are eligible for the Purina Comprehensive Health Plan or Well-Med retiree coverage must participate in order to receive retiree benefits from the Executive Health Plan. They may enroll in the High Option, Low Option or HMO Option coverage.

B. A retiree who is ineligible for the Purina Comprehensive Health Plan but who participates in this Plan, is eligible for the $750,000 lifetime benefit for all covered medical expenses. However, such a retiree is not eligible for the $35,000 calendar-year benefit after the $750,000 lifetime maximum has been exhausted. A $35,000 maximum calendar-year benefit will be payable to his/her divorced spouse(s) or dependent(s) other than a surviving spouse.

C. Individuals who retire from a foreign affiliate of the Company who are not U.S. citizens are not eligible for retiree health under this Plan.

VIII.          EXCEPTIONS

Benefits will not be payable under this Plan for expenses incurred for or in connection with:

A. Medical care, services and supplies for which no charge is made or for which the covered individual is not, in the absence of this coverage, legally obligated to pay.

B. Medical care, services and supplies which are furnished by a hospital or facility operated by or at the direction of the U.S. Government or any authorized agency thereof, or furnished at the expense of such Government or Agency, or by a doctor employed by such a hospital or facility, unless (1) the treatment is of an emergency nature, and (2) the insured individual is not entitled to such treatment without charge by reason of status as a veteran or otherwise.

C. Medical care, services or supplies to the extent that they are paid for, payable or furnished (1) pursuant to any plan or program administered by a National Government or Agency thereof or with funds received from taxation or contributions collected pursuant to legislation by a National Government, or (2) pursuant to any State Cash Sickness law or laws of a similar character, including any group insurance policy approved under such a law.

D. Blood or blood plasma for which the hospital or other supplier makes a refund or allowance to or on behalf of the covered individual either as a result of the operation of a group blood bank or otherwise, but only to the extent of the refund or allowance.

E. Sickness covered by Workers' Compensation law, occupational disease law, or laws of similar character; or injury arising out of or in the course of any occupation or employment for compensation, profit or gain.

F. Charges resulting from an injury, sickness, or pregnancy for which a covered individual received any medical care or services within the three month period immediately before becoming covered under this Plan until the earlier of:

1. the end of a period of 12 consecutive months during which the covered individual has not received in connection with such injury, sickness, or condition any medical surgical, hospital or nursing services or treatment of any kind or any drugs or medicine lawfully obtainable only upon prescription of a doctor; or

2. the end of a period of 12 consecutive months during which the covered individual has been continuously covered under this Plan.

The  following  charges  shall  not  be  subject  to  this  exception  F:

a. charges for professional services and supplies related to care and treatment of teeth or nerves connected to teeth; and

b. charges incurred by an individual who was covered under the Purina Comprehensive Plan or Well-Med Plan on the date immediately preceding the day his/her Executive Health coverage became effective under this Plan, to the extent that the requirements of exception F have been satisfied under the Purina Comprehensive Health Plan or Well-Med Plan.

G. Medical care, services and supplies to the extent that they are paid for or payable under the Purina Comprehensive Health Plan or Well-Med.

H.          Use  of  a  Christian  Science  Practitioner.

I. Insurance premiums for hospitalization, medical, dental or vision care; or for pre-paid medical, dental or vision care. Included in this exclusion are premiums paid for participation in the Purina Comprehensive Health Plan, Well-Med, or HMO as either an active employee or retiree.

J. Expenses subject to the "At Risk" and "Under the Influence" copayment provisions for the Executives who choose Well-Med.

IX.          TERMINATION  OF  EMPLOYEE  COVERAGE

The coverage of each employee will terminate on the earlier of the following dates:

A.          The  date  the  employee  causes  to  be  eligible  for  coverage.

B.          The  date  of  termination  of  this  Plan.

X.          COVERAGE  OF  RETIRED  EMPLOYEES

The coverage of each Retired Employee will continue upon payment of the required premiums after the employee's termination if he or she is either:

A. age 55 with at least two years of service and leaves voluntarily or involuntarily, or

B. has a combination of age and years of service totaling at least 80 and leaves involuntarily, or

C.          has  CEO  approval.

An employee shall not be eligible for retiree health coverage under this Plan if he or she terminates from the Company or one of its affiliates by reason of a divestiture, spinoff or other disposition of a subsidiary, division or other business unit.

XI.          TERMINATION  OF  DEPENDENT  COVERAGE

The coverage of each dependent of an employee terminates on the earliest of the following dates:

A. The date the employee's coverage terminates except as noted in subsection C below for dependents of a deceased employee.

B. The date a dependent ceases to qualify as eligible as defined in this Plan; provided that a covered unmarried child who (1) before the date he ceases to be eligible due to attaining age 19, becomes incapable of self-sustaining employment by reason of mental or physical handicap, and (2) is dependent upon the employee for his principal support and maintenance, will not cease to qualify the following: (1) the date a former spouse or surviving spouse remarries or dies, or (2) the 65th birthday of the former spouse, or (3) the date a former spouse becomes eligible for government-sponsored medical benefits. If a surviving spouse dies while a child is covered under this Plan, the child will remain eligible as long as he or she qualifies as a dependent.

C. With respect to the coverage of a former spouse of an employee, or a surviving spouse, and surviving children of a deceased employee who at the time of death had a minimum of two years of service, upon the earliest of the following: (1) the date a former spouse or surviving spouse remarries or dies, or (2) the 65th birthday of the former spouse, or (3) the date a former spouse becomes eligible for government-sponsored medical benefits. If a surviving spouse dies while a child is covered under this Plan, the child will remain eligible as long as he or she qualifies as a dependent.

The insurance of a former spouse will not terminate upon termination of insurance of the employee if at the time the divorce decree became final the employee was age 55 or over and had 20 years or more of service.

D. With respect to a dependent who is a full-time, unmarried student, the earlier of (1) the end of a ninety-day period immediately following the date the dependent ceases to be enrolled as a student, or (2) the date the dependent becomes eligible under any other group medical plan or program.

XII.          CONTINUATION  OF  HEALTH  COVERAGE

(As required by the Consolidated Omnibus Budget Reconciliation Act of 1985 - COBRA.) Your Executive Health Plan will allow continued health coverage for you and your eligible family members, under certain circumstances.

WHEN  DOES  THE  CONTINUATION  PROVISION  APPLY?

The continuation provision applies when you or an eligible family member experiences a situation - called a "qualifying event" - which would normally result in your loss of health coverage under the health plan for you or the covered family member. In such a situation you may elect to continue your
present  coverage  for  a  specified  period.    Qualifying  events  include:

1. the termination of your employment, either voluntary or involuntary (unless you are discharged for gross misconduct);

2.          a  reduction  in  your  work  hours.

Also, your covered family members may continue their present coverage for a specified period in the event of your:

1.          death
2. termination of employment (for reasons other than your gross misconduct) or reduction in work hours,
3.          divorce,
4.          entitlement  to  Medicare,  or
5. dependent child's ceasing to meet the definition of an eligible dependent under the health plan.

HOW  MUCH  DOES  CONTINUED  COVERAGE  COST?

You are required to pay the Plan's full cost of continued coverage plus a 2% charge to cover the cost of administration. You will be asked to pay for the coverage in monthly installments and your first payment must begin no later than 45 days after the date that you elect continued coverage. The Employee Benefits Department, St. Louis, can provide you with current cost information.

CAN  I  CONTINUE  FULL  HEALTH  COVERAG?

If you choose continued coverage you and your covered dependents will be entitled to the same coverage you had the day prior to your qualifying event, and you or your covered dependents will not be asked to furnish a statement of health. If you or your dependents do not choose continued coverage, Executive Health coverage will end for the applicable participant on the day the qualifying event occurred.

HOW  LONG  IS  COVERAGE  CONTINUED?

Coverage may be continued for 18 months after the date of the qualifying event in the case of termination of employment or reduction of hours, and 29 or 36 months for all other events listed. If a covered family member becomes entitled to continued coverage because of termination of your employment or reduction in your hours and a covered family member then experiences another of the events which would entitle such person to continued coverage, he or she may extend the 18-month continuation period to 36 months from the date of the event that first made him or her eligible for continued coverage. At the end of the 18-month or 36-month continuation period, you will be given the option to enroll in an individual conversion medical plan provided by General American Life Insurance Company.

Coverage  may  be  terminated  earlier  than  the above dates for an individual:

(1) who becomes covered under another group health plan as an employee or otherwise, unless a pre-existing condition is not covered by the new plan;
(2)          who  becomes  eligible  for  Medicare;
(3)          who  fails  to  make  a  required  premium  payment;  or
(4)          whose  Company  ceases  to  provide  a  group  health  plan.

You must notify the Employee Benefits Department, St. Louis, upon the occurrence of events (1) or (2) above.

WHAT  IF  I  BECOME  ENTITLED  TO  MEDICARE?

If you become entitled to Medicare, regardless of whether this results in loss of your coverage under the Plan, your spouse and dependents who are entitled to continued coverage are eligible for a continuation period of not shorter than 36 months from the date you become entitled to Medicare. This continuation period is measured from the time you are entitled to Medicare, not from the time your spouse and dependent loses coverage. The total continuation period for your spouse and dependents may actually exceed 36 months, depending on when you become entitled to Medicare.

ARE  THERE  ANY  OTHER  SITUATIONS  THAT  WOULD  ALLOW  FOR  EXTENDED  COVERAGE?

If you, your spouse or your dependents lose coverage because of termination of your employment or reduction of hours and if you or a dependent as determined under Title II or XVI of the Social Security Act to have been disabled at that time, then the disabled person may extend the continued coverage period for 11 additional months, provided:

* A notice of a Social Security determination is given to the Plan Administrator before the end of the initial 18-month period and within 60 days after the date of such determination.

* The Plan may require payments of up to 150 percent of the applicable cost for providing the coverage for these 11 additional months.

NOTE:          The Plan provides for continued coverage for up to 29 months if a
----
participant  becomes  disabled,  as  defined  in  the  Plan.

WHAT  MUST  I  DO  TO  OBTAIN  CONTINUED  COVERAGE?

Both you and the Company have responsibilities when certain events occur which qualify you for continued coverage.

You or your eligible family members must notify your local Benefits Coordinator immediately in the event of:

*          Divorce
*          Cessation  of  dependent  child  coverage

The Employee Benefits Department will notify any eligible family members who are affected by the event of their right to elect continued coverage.

You or your eligible family members will be notified of the right to elect continued coverage within 14 days in the event of:

*          Termination  of  employment
*          Reduction  in  hours
*          Your  death
*          Your  entitlement  to  Medicare

You or your eligible family members will have a 60-day period during which continued coverage may be elected. The 60-day period begins on the later of (1) the date your coverage terminates by reason of the qualifying event, or (2) the date you or your eligible family members were notified of the right to elect continued coverage. Please note: You are not eligible for continuation of coverage if you remain covered by another group health plan upon termination of coverage in the Executive Health Plan.

ADDITIONAL  INFORMATION

If you have any questions or need further information about the continued coverage provision, please contact, COBRA Administrator, Employee Benefits - 1A, Checkerboard Square, St. Louis, MO 63164.

Also, if you have changed marital status, or if you or your spouse has a change of address, please notify your local Benefits Coordinator.

XIII.          EXTENDED  MEDICAL  BENEFIT  ON  TERMINATION  OF  COVERAGE

If an individual is disabled on the date his/her coverage under the Plan is terminated for any reason, benefits will be payable subject to the applicable maximum and other provisions and exceptions of the Plan for covered expenses incurred as a result of the injury or sickness causing such disability provided that:

A. In no event shall benefits be payable for charges for health care, services or supplies rendered or received more than 24 months after the date such termination occurs.

B. He/she remains continuously disabled from the same cause until the date the health care, service or supply is rendered or received.

C. He/she does not become covered under any other group policy or plan, including any group basis service or prepayment plan, which entitles him/her to receive benefits for the injury or sickness causing the disability.

XIV.          TAX  CONSEQUENCES

Benefits provided under this Plan are not taxable as ordinary income under current tax laws.

Please note that the tax laws change frequently. You will be advised if a tax law change has an effect on your Executive Health coverage.

XV.          MODIFICATION,  TERMINATION  OF  COVERAGE

The Company may amend the provisions or terminate the Plan at any time, subject to the following restrictions:

A. The nature and scope of coverage for any actively employed executive covered by this Plan will not be reduced or terminated unless coverage is reduced or terminated for the entire class of covered executives.

B. The nature and scope of coverage for retired executives and their dependents covered by this Plan will not be changed to their detriment unless mandated by law.

C. The Company reserves the right to assign its rights and obligations under this Plan to a third party.

XVI.          FILING  A  CLAIM

A  supply  of  claim  forms  for  the Executive Health Plan is included for your
convenience.    Submit  one of these forms along with itemized bills to Employee
Benefits,  St.  Louis,  1A.

Please note that Employee Benefits will honor an assignment to the treating physician, hospital, etc., of all benefits paid through the Purina Comprehensive Health Plan or Well-Med, but all payments made through Executive Health will be to the employee.